Exhibit 99

FOR IMMEDIATE RELEASE	CONTACT:	Marsha J. Akin
Investor Relations
(630) 773-3800
www.ajg.com

ARTHUR J. GALLAGHER & CO. ANNOUNCES

FIRST QUARTER 2006 FINANCIAL RESULTS

ITASCA, IL, April 20, 2006 — Gallagher today reported its financial results for the quarter ended March 31, 2006. A printer-friendly format is available at www.ajg.com.

Quarter Ended March 31

	Revenues			Pretax Earnings (Loss)		Diluted Net Earnings (Loss) Per Share
Segment	1st Q 06	1st Q 05	Chg	1st Q 06	1st Q 05	1st Q 06	1st Q 05
	($ in millions)			($ in millions)
Brokerage	$224.2	$208.6	7%	$16.9	$9.8	$0.10	$0.08
Contingent Commission Matters	1.0	16.7		1.0	(18.3)	0.01	(0.09)

Total Brokerage	225.2	225.3		17.9	(8.5)	0.11	(0.01)
Risk Management	98.0	91.6	7%	15.2	17.2	0.09	0.14
Financial Services	4.3	29.9		(4.1)	(2.4)	(0.03)	(0.02)
Litigation Matters	—	—		—	(131.0)	—	(0.91)
Discontinued Operations - Brokerage and Risk Management	—	—		—	—	—	(0.05)

Total Company	$327.5	$346.8		$29.0	$(124.7)	$0.17	$(0.85)

“Despite the seasonality historically seen in our first quarter numbers, we are pleased with our growth and substantial improvement in our operating segments’ pretax earnings,” said J. Patrick Gallagher, Jr., President and Chief Executive Officer. “Growth in our international operations improved significantly and our domestic operations showed steady progress. Across the globe, our teams are energized and our clients are embracing the changing world of transparency.”

Brokerage Segment Highlights

•	Revenue growth of 7%, excluding contingent commissions, of which 4% is organic.

•	Under its settlement with the State of Illinois, Gallagher can no longer accept contingent commissions on retail business effective January 1, 2006, except for retail contingent commissions associated with acquired entities for a period of up to three years after the acquisition date. The following is a summary of revenues recognized related to retail contingent commission contracts in 2005 and 2006 (in millions):

Contingent Commission Income	1st Q	2nd Q	3rd Q	4th Q
2005	$16.7	$9.4	$2.0	$0.7
2006	1.0

•	Investment income and other for first quarter 2006 includes a $2.4 million one-time gain related to sales of small books of business.

•	First quarter compensation expense ratio, excluding retail contingent commission matters, was 1.3% lower than 2005. Employee benefit plan cost savings of 1.9%, favorable foreign currency translation of 0.4% and improved new hire experience of 1.4%, were partially offset by additional stock compensation expense of 0.5%, primarily due to the adoption of a new accounting standard, and an increase in incentive compensation related to 2006 operating results. The new hires made in the latter part of 2004 and early 2005 are continuing to validate in first quarter 2006.

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Brokerage Segment Highlights (continued)

•	First quarter operating expense ratio, excluding retail contingent commission matters, was 1.3% lower than 2005 mostly reflecting decreased insurance costs of 0.5%, favorable foreign currency translation of 0.3% and expense savings initiatives put in place in the latter part of 2005.

•	Pretax margin of 8%, excluding retail contingent commission matters. The 3.3% margin improvement over 2005 results primarily from the compensation and operating expense factors discussed above.

•	Beginning January 1, 2006, Gallagher adopted a new accounting standard, which resulted in additional stock compensation expense of approximately $1.2 million in the Brokerage Segment related to stock options granted prior to 2003. Gallagher had previously been expensing stock options granted subsequent to 2002.

•	First quarter 2006 tax rate was 41%. There is significant uncertainty as to what Gallagher’s ultimate 2006 tax rate will be as discussed in the Financial Services Segment Highlights below.

Risk Management Segment Highlights

•	Revenue growth of 7%, all of which is organic. International revenues were up 33%, reflecting the previously announced large new client in Australia.

•	First quarter compensation expense ratio was 1.1% higher than 2005. Employee benefit plan cost savings of 0.8% were more than offset by increased stock compensation expense of 0.5%, primarily due to the adoption of a new accounting standard, and increased staffing levels.

•	First quarter operating expense ratio was 2.0% higher than 2005 due to increased insurance costs of 1.8% and increased lease costs of 0.4%, which were partially offset by a decrease in professional fees of 0.9%.

•	Pretax margin of 16%. The 3.3% margin reduction from 2005 results primarily from the compensation and operating expense factors discussed above.

•	Beginning January 1, 2006, Gallagher adopted a new accounting standard, which resulted in additional stock compensation expense of approximately $0.2 million in the Risk Management Segment related to stock options granted prior to 2003. Gallagher had previously been expensing stock options granted subsequent to 2002.

•	First quarter 2006 tax rate was 41%. There is significant uncertainty as to what Gallagher’s ultimate 2006 tax rate will be as discussed in the Financial Services Segment Highlights below.

Financial Services Segment Highlights

•	Gallagher has received several indications of interest to purchase its investment in its home office building. Formal terms are in negotiation and Gallagher expects due diligence to be complete in second quarter 2006. No definitive agreement has been executed and no closing date has yet been determined.

•	Information regarding IRC Section 29-related Syn/Coal facilities follows.

1)	Tax credits and tax credit-related revenues associated with Gallagher’s IRC Section 29-related Syn/Coal investments will phase out if the calendar year 2006 average of the commonly reported crude oil price (NYMEX Price) per barrel reaches certain levels. Gallagher estimates that the NYMEX Price would need to average approximately $61.00 per barrel for calendar 2006 for any phase-out to begin and average approximately $75.00 per barrel for calendar 2006 for a complete phase-out. There was no phase-out in 2005 or prior years.

2)	The average daily NYMEX Price for 2006 through April 17, 2006 was $63.94. The ending NYMEX Price at April 17, 2006 was $70.30.

3)	It is not possible for Gallagher to predict what oil prices will average for all of calendar year 2006. Accordingly, for purposes of recognizing first quarter 2006 revenues and expenses related to IRC Section 29-related Syn/Coal investments discussed in item (4) below, Gallagher assumed an average 2006 calendar year NYMEX Price of $68.48. This average produces an IRC Section 29 phase out of approximately 53% and was determined by using actual daily closing prices from January 1, 2006 to April 17, 2006 and assuming that oil prices average $70.30 per barrel for the remainder of 2006.

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Financial Services Segment Highlights (continued)

4)	During first quarter 2006, Gallagher continued to operate its three IRC Section 29-related Syn/Coal facilities that historically have generated pretax income, but relatively few tax credits for Gallagher. First quarter 2006 reported revenues and expenses assume a 53% phase-out, whereas there was no such phase-out in 2005. Reported revenues and expenses related to these three facilities are shown below. In addition, the table shows pro forma amounts for first quarter 2006 as if Gallagher had estimated the operating results of these three facilities under two different phase-out scenarios.

	Actual Reported		1st Q 2006 - Pro Forma
($ in millions)	1st Q 2006 At 53% Phase-out	1st Q 2005 At 0% Phase-out
			At 0% Phase-out	At 100% Phase-out
Installment sale gains	$14.8	$30.1	$31.1	$—
Installment sale expenses	12.7	17.6	17.1	6.9

Net installment sale gains	2.1	12.5	14.0	(6.9)
Direct expenses	3.5	0.9	6.4	0.5

5)	During first quarter 2006, Gallagher did not operate its two IRC Section 29-related Syn/Coal facilities that historically have generated pretax losses yet produce substantially all of Gallagher’s IRC Section 29-related Syn/Coal tax credits. As a result, Gallagher’s effective tax rate increased from 23% in first quarter 2005 to 41% in first quarter 2006. This would indicate an annual tax rate of 41% for 2006, but due to significant uncertainties discussed below, the annual tax rate may ultimately be different than what Gallagher has currently estimated. Reported revenues and expenses related to these two facilities are shown below. In addition, the table shows pro forma amounts for first quarter 2006 as if Gallagher had operated these two facilities under three different phase-out scenarios.

	Actual Reported		1st Q 2006 - Pro Forma Facilities in Production for Entire Quarter
($ in millions)	1st Q 2006 Not in Production	1st Q 2005 In Production
			At 0% Phase-out	At 53% Phase-out	At 100% Phase-out
Direct revenues	$—	$12.8	$11.4	$11.4	$11.4
Direct expenses	0.3	22.6	22.0	17.2	16.1
Effective tax rate	41%	23%	21%	32%	42%

6)	At March 31, 2006, the remaining carrying value of the five facilities and other related assets totaled $17.0 million. Gallagher has historically (and expects to continue to) depreciated/amortized these assets at approximately $2.0 million per quarter. If Gallagher chooses to either permanently shut down the facilities or enter into a significantly prolonged idle period, all or part of this remaining carrying value could become impaired and require a non-cash charge against earnings in the period that such a determination is made.

7)	If oil prices decrease later in 2006, Gallagher believes it could restart the two facilities discussed in item (5) above and production levels in the last half of 2006 could produce tax credits sufficient to lower Gallagher’s overall tax rate to approximately 28% to 33% for full year 2006. In addition, Gallagher has explored financial hedging strategies with respect to its IRC Section 29-related Syn/Coal facilities, but they are currently not believed to be cost effective.

8)	The information provided above is highly dependent on future events and actual results may differ materially. Significant uncertainty with respect to future events include, among others, Gallagher’s ability to cost effectively restart previously idled IRC Section 29-related Syn/Coal facilities, negotiate cost savings with its business associates and partners, available coal stocks and prices, weather, plant operating capacities, oil prices, the actual levels of production by quarter and whether Gallagher elects in the future to pursue hedging strategies. Gallagher cannot at this time predict whether or to what extent it will ultimately be able to benefit from its IRC Section 29-related Syn/Coal facilities nor can Gallagher definitively estimate the revenues, income and/or tax credits that these facilities will provide.

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The company will host a webcast conference call on Friday, April 21, 2006 at 8:00 a.m. ET to further discuss these quarterly results. To listen, please go to www.ajg.com.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in seven countries and does business in 120 countries around the world through a network of correspondent brokers and consultants. Gallagher is traded on the New York Stock Exchange under the symbol AJG.

This press release may contain certain forward-looking statements relating to future results. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expected, depending on a variety of factors such as changes in worldwide and national economic conditions, changes in premium rates and in insurance markets generally and changes in securities and fixed income markets as well as developments in the areas of tax legislation and crude oil prices. Please refer to our filings with the Securities and Exchange Commission, including Item 1, “Business – Information Concerning Forward-Looking Statements” and Item 1A, “Risk Factors”, of our Annual Report on Form 10-K, for a more detailed discussion of these factors.

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Arthur J. Gallagher & Co.

Segment Statement of Earnings

(Unaudited - in millions except per share data)

	3 Months Ended Mar 31, 2006	3 Months Ended Mar 31, 2005
BROKERAGE SEGMENT
Commissions	$182.2	$175.8
Retail contingent commissions	1.0	16.7
Fees	34.7	29.4
Investment income and other	7.3	3.4

Revenues	225.2	225.3

Compensation	149.4	141.8
Operating	49.1	48.4
Depreciation	3.4	3.4
Amortization	5.4	5.2
Retail contingent commission related matters	—	35.0

Expenses	207.3	233.8

Earnings (loss) from continuing operations before income taxes	17.9	(8.5)
Provision (benefit) for income taxes	7.4	(7.9)

Earnings (loss) from continuing operations	$10.5	$(0.6)

Diluted earnings (loss) from continuing operations per share	$0.11	$(0.01)
Growth - revenues	0%	11%
Organic growth in commissions and fees (1)	4%	1%
Growth - pretax earnings	NMF	NMF
Compensation expense ratio (2)	67%	68%
Operating expense ratio (2)	22%	23%
Pretax profit margin before retail contingent commission matters (2)	8%	5%
Effective tax rate	41%	NMF

RISK MANAGEMENT SEGMENT
Fees	$97.0	$91.0
Investment income	1.0	0.6

Revenues	98.0	91.6

Compensation	56.1	51.4
Operating	24.5	21.1
Depreciation	2.1	1.8
Amortization	0.1	0.1

Expenses	82.8	74.4

Earnings from continuing operations before income taxes	15.2	17.2
Provision for income taxes	6.2	4.0

Earnings from continuing operations	$9.0	$13.2

Diluted earnings from continuing operations per share	$0.09	$0.14
Growth - revenues	7%	13%
Organic growth in fees (1)	7%	12%
Growth - pretax earnings	-12%	39%
Compensation expense ratio	57%	56%
Operating expense ratio	25%	23%
Pretax profit margin	16%	19%
Effective tax rate	41%	23%

FINANCIAL SERVICES SEGMENT
Investment income:
Asset Alliance Corporation	$0.9	$0.9
Low income housing developments	0.2	(0.1)
IRC Section 29 Syn/Coal facilities:
Three unconsolidated facilities	2.1	12.5
Two consolidated facilities	—	12.8
Other alternative energy investments	(0.7)	1.0
Home office land and building	0.7	1.4
Airplane leasing company	0.8	1.0
Real estate, venture capital and other investments	0.3	0.5

	4.3	30.0
Investment gains (losses)	—	(0.1)

Revenues	4.3	29.9

Investment expenses:
IRC Section 29 Syn/Coal facilities:
Three unconsolidated facilities	3.5	0.9
Two consolidated facilities	0.3	22.6
Compensation, professional fees and other	0.6	2.9

	4.4	26.4
Interest	2.1	2.6
Depreciation	1.9	3.3
Litigation related matters	—	131.0

Expenses	8.4	163.3

Earnings (loss) from continuing operations before income taxes	(4.1)	(133.4)
Provision (benefit) for income taxes	(1.7)	(47.2)

Earnings (loss) from continuing operations	$(2.4)	$(86.2)

Diluted earnings (loss) from continuing operations per share	$(0.03)	$(0.93)

See notes to first quarter 2006 earnings release and non-GAAP financial measures on page 7.

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Consolidated Statement of Earnings

(Unaudited – in millions except per share data)

	3 Months Ended Mar 31, 2006	3 Months Ended Mar 31, 2005
TOTAL COMPANY
Commissions	$182.2	$175.8
Retail contingent commissions	1.0	16.7
Fees	131.7	120.4
Investment income - Brokerage and Risk Management	8.3	4.0
Investment income - Financial Services	4.3	30.0
Investment gains (losses)	—	(0.1)

Revenues	327.5	346.8

Compensation	205.5	193.2
Operating	73.6	69.5
Investment expenses	4.4	26.4
Interest	2.1	2.6
Depreciation	7.4	8.5
Amortization	5.5	5.3
Litigation related matters	—	131.0
Retail contingent commission related matters	—	35.0

Expenses	298.5	471.5

Earnings (loss) from continuing operations before income taxes	29.0	(124.7)
Provision (benefit) for income taxes	11.9	(51.1)

Earnings (loss) from continuing operations	17.1	(73.6)

Earnings (loss) on discontinued operations, net of income taxes	—	(5.4)

Net earnings (loss)	$17.1	$(79.0)

Diluted earnings (loss) from continuing operations per share	$0.17	$(0.80)
Diluted earnings (loss) on discontinued operations per share	—	(0.05)

Diluted net earnings (loss) per share	$0.17	$(0.85)

Dividends declared per share	$0.30	$0.28

Other Information
Basic weighted average shares outstanding (000s)	96,131	92,463
Diluted weighted average shares outstanding (000s)	97,779	94,790
Common shares repurchased (000s)	18	—
Annualized return on beginning tangible net worth (3)	5%	NMF
Number of acquisitions closed	1	2
Workforce at end of period (includes acquisitions)	8,248	7,975

Earnings (Loss) From Continuing Operations Before Litigation and Contingent Commission Related Matters, Investment (Gains) Losses, Depreciation, Amortization and Stock Compensation Expense (4)
Earnings (loss) from continuing operations	$17.1	$(73.6)
Litigation and contingent commission related matters	—	166.0
Investment (gains) losses	—	0.1
Depreciation	7.4	8.5
Amortization	5.5	5.3
Amortization of deferred comp and restricted stock	1.8	2.7
Stock compensation expense	4.3	2.2
Tax effect	(7.8)	(65.1)

Earnings (loss) from continuing operations before litigation and contingent commission related matters, investment (gains) losses, depreciation, amortization and stock compensation expense	$28.3	$46.1

On a diluted per share basis	$0.29	$0.49

See notes to first quarter 2006 earnings release and non-GAAP financial measures on page 7.

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Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	Mar 31, 2006	Dec 31, 2005
Cash and cash equivalents	$184.0	$317.8
Restricted cash	513.6	518.3
Unconsolidated investments - current	30.7	43.2
Premiums and fees receivable	1,282.6	1,396.8
Other current assets	119.2	125.7

Total current assets	2,130.1	2,401.8
Unconsolidated investments - noncurrent	66.2	68.2
Fixed assets related to consolidated investments - net	124.3	126.0
Other fixed assets - net	62.8	59.1
Deferred income taxes	235.3	236.1
Other noncurrent assets	85.5	80.1
Goodwill - net	259.6	245.7
Amortizable intangible assets - net	171.3	172.5

Total assets	$3,135.1	$3,389.5

Premiums payable to insurance and reinsurance companies	$1,804.5	$1,917.4
Accrued compensation and other accrued liabilities	236.7	378.3
Unearned fees	33.1	35.7
Income taxes payable	21.1	24.6
Other current liabilities	17.7	25.0
Corporate related borrowings	—	—
Investment related borrowings - current	6.3	5.3

Total current liabilities	2,119.4	2,386.3
Investment related borrowings - noncurrent	106.0	107.6
Other noncurrent liabilities	130.8	126.5

Total liabilities	2,356.2	2,620.4

Stockholders’ equity:
Common stock - issued and outstanding	96.7	95.7
Capital in excess of par value	262.2	236.1
Retained earnings	451.7	463.7
Unearned deferred compensation	(18.0)	(14.5)
Unearned restricted stock	(7.3)	(5.3)
Accumulated other comprehensive earnings (loss)	(6.4)	(6.6)

Total stockholders’ equity	778.9	769.1

Total liabilities and stockholders’ equity	$3,135.1	$3,389.5

Other Information
Tangible net worth (5)	$348.0	$350.9
Book value per share	$8.05	$8.04
Tangible book value per share (6)	$3.60	$3.67

Notes to First Quarter 2006 Earnings Release and Non-GAAP Financial Measures

Non-GAAP Financial Measures

This exhibit contains supplemental non-GAAP financial information within the meaning of Regulation G of the SEC’s rules. Consistent with Regulation G, a description of such information is provided below and a reconciliation of certain of such items to U.S. generally accepted accounting principles (GAAP) is provided elsewhere in this press release. Gallagher believes the items described below provide meaningful additional information, which may be helpful to investors in assessing certain aspects of Gallagher’s operating performance and financial condition that may not be otherwise apparent from GAAP. Industry peers provide similar supplemental information, although they may not use the same or comparable terminology and may not make identical adjustments. This non-GAAP information should be used in addition to, but not as a substitute for, the GAAP information.

Non-GAAP Measures Defined

(1)	Organic growth excludes the first twelve months of net commission and fee revenues generated from the acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to determine the revenue growth that is associated with the operations that were a part of Gallagher in both the current and prior year. In addition, organic growth excludes contingent commission revenues.

(2)	Represents pretax earnings (loss) from continuing operations before the impact of pretax retail contingent commission related matters divided by total revenues, excluding retail contingent commissions. Compensation expense and operating expense ratios are computed using total revenues after excluding retail contingent commissions matters.

(3)	Represents year-to-date net earnings divided by total stockholders’ equity, less net balance of goodwill and amortizable intangible assets, as of the beginning of the year.

(4)	Represents net earnings before the after-tax effect of the impact of litigation and contingent commission related matters, investment gains (losses), pension plan curtailment gain, depreciation, amortization, amortization of deferred compensation and restricted stock expense and stock compensation expense.

(5)	Represents total stockholders’ equity less net balance of goodwill and amortizable intangible assets.

(6)	Represents tangible net worth divided by the common shares outstanding at the end of the period.

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Arthur J. Gallagher & Co.

Unconsolidated Investment Summary

(Unaudited - in millions)

	March 31, 2006		December 31, 2005		March 31, 2006
					LOCs & Financial Guarantees		Funding Commitments
	Current	Noncurrent	Current	Noncurrent
Unconsolidated Investments:
Direct and indirect investments in Asset
Alliance Corporation (AAC):
Common stock	$—	$16.2	$—	$15.5	$—		$—
Preferred stock	0.1	13.3	0.1	13.3	—		—
Debentures	13.4	—	13.2	—	—		—
Indirectly held	—	1.3	—	1.4	—		—

Total AAC	13.5	30.8	13.3	30.2	—		—

Low income housing (LIH) developments:
Bridge loans	5.5	—	5.4	—	—		—
Partnership interests	—	1.0	—	1.1	—		—
LIH Developer	—	9.1	—	8.9	—		—

Total LIH developments	5.5	10.1	5.4	10.0	—		—

Alternative energy investments:
IRC Section 29 Syn/Coal production receivables	3.9	—	14.9	—	—		—
IRC Section 29 Syn/Coal unamortized assets	6.4	5.0	6.5	6.7	—		—
Equity interest in biomass projects and pipeline	0.1	13.2	0.1	13.9	—		—
Clean energy related	—	0.6	—	0.7	—		0.7

Total alternative energy investments	10.4	18.8	21.5	21.3	—		0.7

Real estate, venture capital and other investments	1.3	6.5	3.0	6.7	17.0	(7)	0.6

Total unconsolidated investments	$30.7	$66.2	$43.2	$68.2	$17.0		$1.3

(7)    In 2005, Gallagher sold its ownership interest in a Florida residential real estate development. Terms of the transaction require Gallagher to continue to post a $12.6 million letter of credit to guarantee $12.4 million related to certain bonds issued by the residential development during Gallagher’s ownership of that development. Gallagher will be fully indemnified from any loss that it may incur on these LOCs by a guarantee from an affiliate of the purchaser.

Gallagher has a $4.4 million LOC outstanding related to the reclamation of a former IRC Section 29-related Syn/Coal site.

Consolidated Investment Summary

(Unaudited - in millions)

			March 31, 2006	December 31, 2005	March 31, 2006
					LOCs & Financial Guarantees		Funding Commitments
Home office land and building:
Fixed assets			$102.0	$101.9	$—		$—
Accumulated depreciation			(18.2)	(18.3)	—		—
Non-recourse borrowings - current			(1.0)	(0.9)	—		—
Non-recourse borrowings - noncurrent			(71.9)	(72.2)	—		—
Recourse borrowings - noncurrent			(3.0)	(3.0)	—		—
Net other consolidated assets and liabilities			3.6	4.0	3.0		—

Net investment			11.5	11.5	3.0		—

Airplane leasing company:
Fixed assets			51.8	51.8	—		—
Accumulated depreciation			(18.6)	(17.7)	—		—
Non-recourse borrowings - current			(2.0)	(1.9)	—		—
Non-recourse borrowings - noncurrent			(27.5)	(28.0)	—		—
Recourse borrowings - noncurrent			—	—	—		—
Net other consolidated assets and liabilities			(0.5)	(0.4)	—		—

Net investment			3.2	3.8	—		—

IRC Section 29 Syn/Coal partnerships:
Fixed assets			15.6	15.6	—		—
Accumulated depreciation			(8.3)	(7.3)	—		—
Non-recourse borrowings - current			(3.3)	(2.5)	—		—
Non-recourse borrowings - noncurrent			(3.6)	(4.4)	—		—
Recourse borrowings - noncurrent			—	—	—		—
Net other consolidated assets and liabilities			(0.3)	(1.3)	—		—

Net investment			0.1	0.1	—		—

Total consolidated investments:
Fixed assets			169.4	169.3	—		—
Accumulated depreciation			(45.1)	(43.3)	—		—
Non-recourse borrowings - current			(6.3)	(5.3)	—		—
Non-recourse borrowings - noncurrent			(103.0)	(104.6)	—		—
Recourse borrowings - noncurrent			(3.0)	(3.0)	—		—
Net other consolidated assets and liabilities			2.8	2.3	3.0		—

Net investment			$14.8	$15.4	$3.0		$—

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